                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: October 15, 1997



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      MARYLAND                       001-00395          31-0387920
(STATE OR OTHER JURISDICTION OF    (COMMISSION       (I.R.S. EMPLOYER
INCORPORATION)                     FILE NUMBER)      IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.     Other Events

       The Registrant's news release dated October 15, 1997, with respect to its financial results for the quarter ended September 30, 1997, including condensed consolidated balance sheets as of September 30, 1997, and condensed consolidated statements of operations, consolidated revenue summary, and condensed consolidated statements of cash flows for the three months and nine months ended September 30, 1997, is attached and incorporated herein by reference.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                NCR Corporation

Date:  October 20, 1997                         By:   /s/ John L. Giering
                                                      ------------------------
                                                      John L. Giering, Senior
                                                      Vice President and Chief
                                                      Financial Officer

NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel:  937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

NEWS RELEASE

                     NCR REPORTS NARROWED THIRD-QUARTER LOSS

      DAYTON, Ohio - NCR Corporation reported a narrowed third-quarter loss of $9 million or $.09 per share, compared to a loss of $33 million or $.32 per share in the year-earlier period. Revenue in the quarter was $1.563 billion compared to $1.658 billion in last year's third quarter, a decline of six percent. On a local currency basis, revenue declined one percent. Gross margins in the quarter declined to 27.6 percent from 29.1 percent in the year-ago period.

      Total orders in the quarter were below the year-ago period. On a local currency basis, orders posted a mid single-digit decline.

       "Our business has the potential for significantly-improved results," said Lars Nyberg, NCR Chairman and CEO. "We are announcing today a realignment of our business structure to be more effective and efficient globally. We also remain committed to making NCR a great place to work for our employees, and an excellent partner for our customers, all while creating value for our shareholders.

      "Revenue and operating income at the end of nine months is down compared to 1996. Our seasonally-strong fourth quarter will not be able to offset these year-to-date declines," Nyberg said. "We are redoubling our efforts for revenue generation, order conversion, margin improvement and expense reduction. Although there are challenges, we remain confident of continuing improvement and longer-term success," Nyberg added.

                                    ORDERS

      Total orders posted a mid single-digit decline on a local currency basis, compared to the year-ago period. On a product basis, reported orders for retail systems as well as entry level servers and PCs posted percentage gains in the twenties. Financial product orders showed continued strength with a percentage gain in the teens. However, these gains were offset by order declines in computer systems and professional services. On a geographic basis, orders were flat in the Asia/Pacific region with the Americas and Europe/Middle East/Africa regions posting percentage declines ranging from low double-digits to teens.

                                   REVENUE

      Worldwide revenue declined six percent on a reported dollar basis and one percent on a local currency basis. On a reported basis, revenue gains in retail products of 14 percent, professional services of 14 percent and financial systems of 2 percent were more than offset by revenue declines in computer systems, systemedia and customer services. Revenue increased in the Asia/Pacific region but declined in both the Americas and Europe/Middle East/Africa regions compared to the year-ago period. On a local currency basis revenue was up ten percent in the Asia/Pacific region and seven percent in Europe/Middle East/Africa.

                                GROSS MARGINS

      Gross margins for NCR products and systems declined to 29.8 percent from
33.5 percent in the year-ago period, with the strengthening of the U.S. dollar against most key foreign currencies playing a major role. Gross margins for NCR services improved to 24.8 percent compared to 23.5 percent in the year-ago period. Total gross margin declined to 27.6 percent of revenue compared to 29.1 percent in last year's third quarter.

                                    EXPENSES

      SG&A expenses of $351 million declined overall from $364 million in the comparable period last year. Selling expenses increased slightly, but general and administrative expenses declined reflecting ongoing efforts to improve the efficiency of company business processes.

      Research and development expenses increased eight percent to $96 million compared to $89 million in the period a year ago, reflecting our continued investment in new offerings.

      During the quarter, AT&T and NCR finalized the allocation of 1996 year-end pension plan assets to NCR. In that connection, the valuation of assets used to determine NCR's 1997 pension expense was increased by approximately $200 million. Accordingly, both gross margin and expenses were positively impacted by a year-to-date increase in the return on pension plan assets calculated using this year's long-term rate of return of 9.5 percent.

                                  INCOME TAXES

      Income tax expense in the quarter was $2 million compared to $62 million in the year-ago period. The tax expense in the quarter results from tax expense on NCR's international profits and the inability to recognize tax benefits on domestic losses.

                                  BALANCE SHEET

      NCR ended the third quarter in a strong financial position with $1.027 billion in cash and short-term investments, debt of $105 million and total shareholders equity of $1.358 billion.

      As of September 30, 1997, NCR employed 38,500 people worldwide, including contractors.

      NCR Corporation is a recognized world leader in data warehousing solutions; open high-availability transaction processing systems; automated teller machines; scanners and point-of-sale terminals, service and support for transaction-based systems for the retail, financial, communications and other select markets.

                                       ###


NOTE TO INVESTORS:

      This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

      In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and
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pricing pressures; short product-cycles and rapidly changing technologies;
turnover of sales force and the ability to attract and retain skilled employees; tax rates; ability to execute the company's business plan; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports, including the Form 10 filed in November 1996, the Form 10-K for the year ended December 31, 1996, the Form 10-Qs for the quarters ended March 31 and June 30, 1997, and the company's annual report to stockholders for 1996.

          The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       For the Periods Ended September 30
                                                 ----------------------------------------------
                                                      Three Months              Nine Months
                                                 --------------------      --------------------
                                                   1997         1996         1997         1996
                                                 -------      -------      -------      -------
REVENUES
Sales                                            $   866      $   926      $ 2,499      $ 2,738
Services                                             697          732        2,098        2,185
                                                 -------      -------      -------      -------

TOTAL REVENUES                                     1,563        1,658        4,597        4,923
Cost of sales                                        608          616        1,744        1,916
Cost of services                                     524          560        1,600        1,656
                                                 -------      -------      -------      -------

GROSS MARGIN                                         431          482        1,253        1,351
                                                 -------      -------      -------      -------
    % of Revenue                                    27.6%        29.1%        27.3%        27.4%

Selling, general, and administrative expenses        351          364        1,027        1,075
   % of Revenue                                     22.5%        22.0%        22.3%        21.8%
Research and development expenses                     96           89          279          273
   % of Revenue                                      6.1%         5.4%         6.1%         5.5%
                                                 -------      -------      -------      -------

INCOME (LOSS) FROM OPERATIONS                        (16)          29          (53)           3
                                                 -------      -------      -------      -------
   % of Revenue                                    -1.0%          1.7%       -1.2%          0.1%

Interest expense                                       4           14           10           40
Other (income) expense, net                          (13)         (14)         (43)         (17)
                                                 -------      -------      -------      -------

INCOME (LOSS) BEFORE INCOME TAXES                     (7)          29          (20)         (20)
                                                 -------      -------      -------      -------
   % of Revenue                                    -0.4%          1.7%       -0.4%        -0.4%
Income tax expense                                     2           62            9           96
                                                 -------      -------      -------      -------
NET LOSS                                         $    (9)     $   (33)     $   (29)     $  (116)
                                                 =======      =======      =======      =======
   % of Revenue                                    -0.6%        -2.0%        -0.6%        -2.4%

NET LOSS PER COMMON SHARE                        $ (0.09)     $ (0.32)     $ (0.28)     $ (1.14)
                                                 =======      =======      =======      =======
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (IN MILLIONS)                 102.5        101.4        102.0        101.4
                                                 =======      =======      =======      =======

                                 NCR CORPORATION
                          CONSOLIDATED REVENUE SUMMARY
                                   (Unaudited)
                              (DOLLARS IN MILLIONS)


                                    For the Periods Ended September 30
                                   ------------------------------------
                                     Three Months         Nine Months
                                   ----------------    ----------------
                                    1997      1996      1997      1996
                                   ------    ------    ------    ------
Retail Products                    $  120    $  105    $  334    $  300
Financial Products                    230       225       679       666
Computer Products                     281       343       785       945
PCs/Entry Level Server Products       107       106       306       377
Systemedia Products                   119       133       367       405
Customer Support Services             518       561     1,548     1,645
Professional Services                 151       133       456       417
Data Services                          26        30        82        94
Other                                  11        22        40        74
                                   ------    ------    ------    ------
Total Revenues                     $1,563    $1,658    $4,597    $4,923
                                   ======    ======    ======    ======

                                 NCR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                September 30        June 30       December 31
                                                     1997            1997            1996
                                                ------------     -----------      -----------
                                                 (Unaudited)     (Unaudited)
ASSETS
Current assets
   Cash and short-term investments                  $1,027          $1,156          $1,203
   Accounts receivable, net                          1,363           1,446           1,457
   Inventories                                         540             517             439
   Other current assets                                236             244             219
                                                    ------          ------          ------
TOTAL CURRENT ASSETS                                 3,166           3,363           3,318
Property, plant, and equipment, net                  1,118           1,146           1,207
Other assets                                           841             776             755
                                                    ------          ------          ------
TOTAL ASSETS                                        $5,125          $5,285          $5,280
                                                    ======          ======          ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                            $   69          $   56          $   28
   Accounts payable                                    300             303             352
   Other current liabilities                         1,485           1,581           1,587
                                                    ------          ------          ------
TOTAL CURRENT LIABILITIES                            1,854           1,940           1,967
Long-term debt                                          36              36              48
Other long-term liabilities                          1,877           1,879           1,869
                                                    ------          ------          ------
TOTAL LIABILITIES                                    3,767           3,855           3,884
TOTAL SHAREHOLDERS' EQUITY                           1,358           1,430           1,396
                                                    ------          ------          ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $5,125          $5,285          $5,280
                                                    ======          ======          ======

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                              (DOLLARS IN MILLIONS)

                                                            For the Periods Ended September 30
                                                       -------------------------------------------
                                                           Three Months            Nine Months
                                                       -------------------     -------------------
                                                         1997        1996        1997        1996
                                                       -------     -------     -------     -------
OPERATING ACTIVITIES
Net Loss                                               $    (9)    $   (33)    $   (29)    $  (116)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
   Depreciation and amortization                            92         100         278         275
Changes in operating assets and liabilities
   Receivables                                              83        (201)         94         532
   Inventories                                             (23)          1        (101)         62
   Other                                                  (193)         88        (218)       (449)
                                                       -------     -------     -------     -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (50)        (45)         24         304

INVESTING ACTIVITIES
Short-term investments, net                                 63         (32)       (214)        (49)
Expenditures for service parts & property,
  plant, and equipment                                     (66)        (79)       (215)       (310)
Other investing activities                                  (6)         24           9          42
                                                       -------     -------     -------     -------
NET CASH USED IN INVESTING ACTIVITIES                       (9)        (87)       (420)       (317)

FINANCING ACTIVITIES
Short-term borrowings, net                                  13           3          41          (3)
Long-term debt, net                                         --          (9)        (12)       (240)
Transfers from AT&T, net                                    --          43          --         638
Other financing activities                                  11          --          29          --
                                                       -------     -------     -------     -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   24          37          58         395

Effect of exchange rate changes on cash
 and cash equivalents                                      (31)          6         (52)         (1)
                                                       -------     -------     -------     -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (66)        (89)       (390)        381
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           839         784       1,163         314
                                                       -------     -------     -------     -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $   773     $   695     $   773     $   695
                                                       =======     =======     =======     =======